UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101
Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 354-5038
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2010, the Board of Directors (the “Board”) of AVI BioPharma, Inc. (the “Company”) approved a form of Indemnification Agreement (the “Agreement”) and authorized and directed the Company to enter into the Agreement with each of the Company’s current executive officers and each of the Company’s future executive officers.  The Board also authorized and directed the Company, contingent upon the receipt of shareholder approval, to enter into the Agreement with each of the Company’s then current directors and with each of the Company’s future directors (each such executive officer or director entering into the Agreement, an “Indemnitee”).  The Agreement is expected to be submitted for shareholder approval at the 2011 annual meeting of shareholders.

The Agreement requires the Company to indemnify the Indemnitee, to the fullest extent permitted by applicable law, against all expenses, judgments, fines and amounts paid in settlement incurred by the Indemnitee in connection with any proceeding, whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party, witness or otherwise, by reason of the fact that Indemnitee was a director or officer of the Company, or by reason of any action or inaction on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that Indemnitee was serving, at the request of the Company, in certain capacities for other entities. In addition, the Agreement provides for the advancement of expenses, including attorney fees, incurred by the Indemnitee in defending against any such proceeding.

The Agreement sets out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for enforcement of indemnification rights, the limitations on indemnification and requirements relating to the notice and defense of claims for which indemnification is sought.

The Agreement only provides for indemnification for expenses if Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful.  No indemnification for expenses shall be made under the Agreement for any claim as to which a court of competent jurisdiction has finally adjudged Indemnitee to be liable to the Company, except to the extent that the court has determined that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court has deemed proper.

The foregoing description is only a summary of certain provisions of the Agreement, and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.86 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.86	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BioPharma, Inc.

	By:	/s/ J. David Boyle II
J. David Boyle II
Interim President and Chief Executive Officer, and Senior Vice President and Chief Financial Officer

Date: October 8, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.86	Form of Indemnification Agreement.